UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 19, 2008

JPG Associates, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333- 139991	20-4940852
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3420 Ocean Park Blvd., Suite 3000

Santa Monica, California, USA 90405

(Address of principal executive offices) (zip code)

310-450-9100

(Registrant's telephone number, including area code)

Copies to:

Richard A. Friedman, Esq.

Jonathan R. Shechter, Esq.

Sichenzia Ross Friedman Ference LLP

61 Broadway, 32nd Floor

New York, New York 10006

Phone: (212) 930-9700

Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On February 19, 2008 (the “Closing Date”), JPG Associates, Inc. (“JPG” or the “Company”) entered into a Share Exchange Agreement (the “Agreement”) with PackItGreen Holdings, Inc. (“PackItGreen”), a private company formed under the laws of Nevada, and the shareholders of PackItGreen (the “PackItGreen Shareholders”) pursuant to which the Company has agreed to acquire (the “Acquisition”), subject to the satisfaction of the conditions to closing as outlined in the Agreement, all of the outstanding shares of common stock of PackItGreen from the PackItGreen Shareholders. As consideration for the acquisition of the shares of PackItGreen, the Company has agreed to issue an aggregate of 30,560,000 shares of Common stock, $0.0001 par value (the “Common Stock”) to the PackItGreen Shareholders.

On the Closing Date, JPG’s shareholders owning an aggregate of 9,790,000 of the then outstanding 10,000,000 shares returned such shares to JPG for cancellation in consideration of PackItGreen agreeing to pay such shareholders an aggregate of $550,000 (the “Purchase Price”) for such shares within ninety days of the Closing Date.

In order to complete this recapitalization and purchase, the Parties agreed that (i) on the Closing Date, JPG shall cause its shareholders owning an aggregate of 7,790,000 of the then outstanding 10,000,000 shares of JPG to be returned to JPG for cancellation, and (ii) JPG shall cause its shareholders owning an additional 2,000,000 of the then outstanding 10,000,000 shares of JPG to be deposited in the name of a person mutually acceptable to the parties at an account at ACAP Financial or such other brokerage firm as may be designated by the Parties (the “Escrow Shares”), with such account to be managed by a mutually agreed upon, un-affiliated third party, with the understanding that all or any remaining portion of the Escrow Shares not required to satisfy the Purchase price are to be immediately cancelled upon satisfaction of payment in full of the Purchase Price.

For a period of ninety days from the Closing Date, PackItGreen shall have an opportunity to deliver to the shareholders of JPG an aggregate of $550,000 as consideration for such shareholders agreeing to return the 9,790,000 JPG shares to JPG for cancellation. Should PackItGreen not make full payment of the Purchase Price to the JPG shareholders within ninety days from the Closing Date, the Escrow Shares may be sold and the proceeds of up to the Purchase Price shall be delivered to the holders of such shares as the funds are received, with any remaining shares not having been required to be sold to satisfy the Purchase Price being immediately cancelled.

Following the Closing, the JPG shareholders shall return an additional 10,000 shares to JPG for cancellation in consideration of the Purchase Price. In connection with the Agreement, the Company anticipates to change its name to PackItGreen Holdings Corp.

Item 2.01 Completion of Acquisition or Disposition of Assets.

Corporate History

JPG Associates, Inc., a consulting firm, was incorporated under the laws of the State of Nevada on May 24, 2006 succeeding the unincorporated business conducted by its founder since June 2005. JPG’s mission is to provide financial, strategic and operational management consulting to small companies and not-for-profit entities. Its principal function is to assist clients establish operations in a manner that minimizes costs and ensures collections of revenues in a timely manner.

Description of PackItGreen

PackItGreen was organized as a Nevada Corporation on July 30, 2007. The Company has two subsidiaries: PackItGreen, Inc. and EATware (USA), Inc. (“EATware”).  EATware will be the operating entity managing the Company’s manufacturing plants, including a manufacturing facility in Mississippi.

The Freedonia Group of Cleveland, Ohio, a business research company, estimates the market for foodservice disposables to be $13.7 billion in sales with an annual growth rate of 3.8% through 2011.  Packaging will lead gains and surpass serviceware as the largest category by 2011. The eating and drinking places market will remain dominant. Products in the serviceware industry include cups, dinnerware, utensils, containers, lids and domes, wraps, bags, napkins, moist towelettes.  The market for these products includes eating and drinking places, retail and vending machines, institutional, lodging and hospitality, sports and recreation.

The Company, through its subsidiaries, believes that it has developed an efficient manufacturing capability, which together with the utilization of low-cost and readily available raw materials, will allow it to fill the niche for environmentally friendly food serviceware against more established conventional products.

The Company, along with its subsidiaries, manufactures biodegradable, compostable commercial applications in the areas of medical supplies, gardening supplies, pallets and molding cushion packaging.  The company is also anticipated to develop tableware products derived from agricultural wastes. The proprietary process allows the Company to switch raw materials quickly, as needed, based on market conditions.

The Company maintains a presence in the United States, Hong Kong, Japan, Malaysia and China. Management’s goal is to position the Company to take advantage of the growing market demand for environmentally friendly products ranging from food packaging and medical products to pallets and industrial cushioning packaging products. Management further hopes to play a major role in the “green revolution” by being a pioneer producer with a globally recognized branded label.

Specifically, single-use disposable Expanded Polystyrene (EPS) food and beverage containers are discarded by consumers around the world at an overwhelming rate of billions of units per year.  In California alone in 1999 an estimated 300,000 tons of EPS was landfilled. According to a report issued by the U.S. Environmental Protection Agency, Municipal Solid Waste in the United States---1999, Washington D.C., 2000 and prepared by Franklin Associates, Ltd., these EPS containers can only properly be disposed of at landfills after use and take more than 200 years to decompose. PackItGreen has started extensive research and development in collaboration with industry experts and academics, with a view towards developing viable substitutes to EPS products that are practical, safe to use and reasonably priced.

Products

EATWare produces environmentally-friendly tableware for the food service packaging industry that is:

•

100% decomposable, biodegradable and compostable;

•

100% water-resistant;

•

100% oil-resistant to over 400ºF;

•

100% heat-resistant to over 400ºF;

•

100% microwave-safe to over 400ºF;

•

100% freezer-safe;

•

100% steamer-safe;

•

100% made of natural materials – absolutely no chemicals/petroleum are added;

•

Made from bamboo, sugarcane, rice or cornstarches;

•

Decomposable in a landfill within 90 days;

•

Decomposable in a compost pile within 2 days;

Additionally, EATPlus, the additive that makes EATware’s products water-, oil- and heat-resistant, is among the first 100% organic additive used in the paper pulp container industry. While other food packaging competitors can take over 200 years to decompose and have contributed to massive landfills across the globe, EATware products decompose in soil within 180 days, and can even completely disperse in water within two weeks.

EATware has undertaken numerous third party testing and certifications from government groups around the world, which allow the Company and its management to be confident that EATware is among the safest, most durable and high-quality products on the market.

The Current Market for Environmentally-Friendly Tableware

Each year in the United States, approximately 60 billion disposable cups, 20 billion disposable eating utensils and 25 billion disposable plates are used and sent to landfills and incinerators   Single-use disposable "Expanded Polystyrene" (EPS) food and drink containers (lunch boxes, cups and bowls) are discarded by consumers around the world by the hundreds of millions each and every single day. This is extremely detrimental to the environment.  EPS products are being viewed by cities and countries around the world as the main culprit for causing so called "White Pollution" since EPS is totally non-biodegradable and non-recyclable, according to the California Integrated Waste management Board, Statewide Waste Characterization Study: Results and Final Report, pub. #340-00-009, Sacramento, Calif., December 1999, prepared by Cascadia Consulting Group.. It takes over 200 years before EPS begins to only partly degrade in water or in the earth.  Not only that, but EPS also releases significant toxic by-products.

Most widely-used foodware is made from crude oil (Styrofoam, etc.) and, like all conventional plastics, polystyrene foam is non-renewable, non-biodegradable and virtually non-recyclable. Polystyrene foam food serviceware ends up in landfills, waterways or the ocean. It breaks down into smaller and smaller pieces which are often mistaken for food and ingested by marine animals, birds and fish. Medical evidence also suggests that chemicals in polystyrene foam are carcinogenic and may leach into food or drink. Polystyrene is produced from styrene, a known human neurotoxin and a known animal carcinogen. Factory workers who work with styrene have been documented to have suffered from a variety of neurological and hematological disorders. Not only is there styrene left over from its manufacturing, but styrene has been shown to erode out from EPS packaging under a variety of circumstances--most notably when in contact with an acidic solution (such as adding lemon to tea) or when food containing vitamin A, which breaks down EPS, is microwaved.

As a result, many municipalities have enacted efforts, regulations and laws to curb or ban the use of EPS products, such as polystyrene. In fact, over 100 cities in the US have banned polystyrene in some empirical form. In Oakland, CA, for instance, recently banned the use of polystyrene foam (such as Styrofoam) disposable food service ware for all food vendors.

In our disposable society, though, it is difficult to ban disposable products altogether.  Fast food restaurants, households with young children, hospitals, school cafeterias and other facilities concerned with the spread of food-borne disease attest to the need for disposable food containers.   Add to this the additional energy, water and detergents needed to wash permanent-ware and it becomes clear that a disposable eco-friendly alternative is needed around the world.  The dilemma, of course, is in choosing a disposable container that is effective, cost efficient, and minimizes damage to the environment. EATware fulfills this need.

Packitgreen Holdings believes that no other competitive product currently exists in the market that can equal its Eatware product line’s full list of benefits.  A strong opportunity exists, then, for segment dominance by EATware since the market is just beginning to adopt eco-friendly foodware. Packitgreen forecasts multiple niche markets that could readily transition to using the Company’s products, including: catering, government, academic, hospitality, airline, military and restaurants.  Major opportunities also exist to capture significant portions of the fresh and frozen food packaging industries.

Customers

The Company, along with its subsidiaries, currently manufactures disposable tableware products in China under the name “EATware” and has sales and distribution in various countries.  Among its customers in the United States and Canada is the Solo Cup Operating Corporation.    EATware Group currently has signed sales contracts for approximately $20.5 million annually through 2012.  The company expects this amount to grow as new production capacity is brought on-line.  When the manufacturing facility in Mississippi becomes operational, it will fulfill a portion of the above orders to the full extent of its capacity.

Suppliers

The production facility in the United States will be situated in Monticello, Mississippi.  The location is close to an abundant supply of agricultural wastes such as the sugar cane bagasse in the neighboring state of Louisiana. During 2007, Louisiana generated an estimated 9 billion pounds of sugarcane bagasse with little to no value for the Louisiana economy.  Louisiana has 1000 sugarcane producers and 13 raw sugar mills.

The other lesser component of the company’s products is starch, which is commonly derived from agricultural sources such as corn, wheat, rice, and potatoes and is widely available through well-established distribution channels in the U.S.  Although cornstarch dominates the industrial starch market, wheat starch is also used to manufacture industrial products.  The cost of starch is determined by the cost of the corn feedstock, which has been in great demand due to its use in ethanol production.  Cargill is the major supplier, among other smaller suppliers. Initially the company plans to purchase its starch requirement from Chemstar Products Company, Minneapolis, MN. The Company will also have the option of purchasing starch from Chemstar Products Company, Brookhaven, MS Donald E Carr New Concord, OH National Starch Kansas City, MO National Starch And Chemical Company Island Falls, ME Western Technology Inc Reidsville, NC.  Notwithstanding the substantial demand for cornstarch there appears to be enough fluidity in the market, especially in light of a presently slowing economy, for the Company to have a variety of suppliers available.

Competition

There are at least five companies involved in the production of water- and oil-stopping additives compete against EATplus: 3M, Dupont, Proman, Michelin and Aquashield.

Our management believes that the Company’s product may be competitive since the Company’s competitors typically produce process that are fluorine-based polymers products. Specifically, most of them are not fully biodegradable nor decomposable, and none are 100% decomposable. Additionally, all are complex organic materials that are costly to manufacture.

There are also competing products from companies such as: Earthcycle, Biosphere, Cereplast, Earthshell, Novamont, Enviropak, Biobag, International Paper, NatureWorks, Eatitworlda and Earthsmart.  EATware believes that its low-cost manufacturing and technological advantage of EATplus give the Company a strong competitive advantage over competitors. The main advantage, though, is that EATware is a proven technology that has been manufactured, distributed and marketed for years in Asia.  Most of the competing products were created by startups with no experience in bringing a product to market, bringing it to the forefront and keeping it there.

The Company believes that its patents and proprietary manufacturing process give it a competitive advantage in its area of specialization.

Patents and Trademarks

EATware has licensed its technology, patents, and trademarks exclusively to the Company. Included in the assigned patents, proprietary additive, and other intellectual property is a manufacturing process which the Company believes will give it a competitive advantage. (Glory Team Industrial Ltd. is a member of EATware Group)

Patent registration	Owner	Nature	Place of registration	Date of patent filed/issued	Expiry of patent
Mixture pulp injection	Glory Team Industrial Ltd	Filed	UK	Apr 2004	N/A
Forming	Glory Team Industrial Ltd	Filed	China, Malaysia , Singapore , UK	Between Jul 2005 to Mar 2006	N/A
Heating and pressing	*Jack So	Issued	China	Sep 2006	Mar 2015
Cold water-removal press	*Jack So	Issued	China & Taiwan	Aug 2006 & Mar 2007	Mar 2015 � Dec 2015
		Filed	Korea, Malaysia & Singapore	Between Dec 2005 to Mar 2006	N/A
* Jack So is the CTO of EATware Group.

Employees

As of February 15, 2008, we had 1 full-time employee and 10 part-time employees.  We consider our relations with our employees to be good.

Description of Property

Headquarters

We maintain our principal office at PackItGreen Holdings, Inc. Corporate Headquarters, 3420 Ocean Park Blvd., Suite 3000, Santa Monica, California, USA 90405. Our telephone number at that office is 310-450-9100. Our current office space consists of approximately 1,700 square feet. The lease runs until 2011 at a cost of $8,000 per month. We believe that our current office space and facilities are sufficient to meet our present needs and do not anticipate any difficulty securing alternative or additional space, as needed, on terms acceptable to us.

Production Facilities

Our state-of-the-art manufacturing equipment and automation technology, combined with its patented process design, reduces production cycle times by over 60%. There will be over 250% increased production rate per machine as compared to conventional pulp box hot press manufacturing.

Due to the efficiency with which EATware’s machinery was designed, the manufacturing flow has zero emissions. All solid and liquid leftovers are recycled back into the pulping system.  Fibers are separated through proprietary mechanical means instead of chemical methods.  Our production is 100% chlorine- and sulfur-free.

Through our proprietary technology, we are able to have the unique ability to use different raw materials as the source of starches in the production process.  Having a selection of different starches to choose from gives us, as manufacturers of biodegradable products, some purchasing flexibility. That flexibility can help us to keep our prices competitive with polystyrene items. In essence, we are seeking to be able to maintain pricing flexibility by playing the commodities game and switching raw materials when cost effective.  We expect that the effect of the raw materials flexibility will have a much more statistically significant effect when economics of scale come into play.

Management hopes to be able to obtain government grants and loans to utilize EATware’s technology in making use of surplus raw materials from US farmlands.  Tremendous revenues can be obtained due to our ability to subsidize raw materials costs and manufacturing processes.  These government contacts will also allow us entry to government sales contracts that would have much higher barriers to entry for our competitors. Initially, our Mississippi factory will use readily-available and cost-effective bagasse as its main raw material.

Manufacturing Process:

1
CRUNCHING TANK
2
DOSING POOL
FIBER
6
WHITE WATER POOL
EATPLUS
5
VACUUM RESERVOIR
3
MIXTURE POOL
4
PULP FORMING MACHINE
END-PRODUCT
成品
SLURRY FLOW PATH
SLURRY SUPPLY PATH
WATER RETURN PATH

Sugarcane-Derived Manufacturing

Bagasse, the dry, fibrous residue remaining after the extraction of juice from the crushed stalks of sugarcane can be used as a source of cellulose for our products. Only the stalks of sugarcane contain sufficient quantities of sugar (sucrose) for processing.  The rest of the plant (leaves, tops, roots) is termed “bagasse” and represents about 15% of the sugarcane. Since this material interferes with the processing of the stalks, provides a haven for insects and rodents, and results in reduced yields the following year, farmers often burn the leafy trash either prior to harvesting the standing sugarcane, or after the green cane has been harvested with a combine harvester. Reduced yields appear to be due to higher soil moisture and lower soil temperatures when the residues are left on the field.

The bagasse material offers several advantages for EATware: rapid growth of the sugar-cane plant, widespread cultivation, lower energy and bleaching chemical requirements for bagasse refining. Such a process is also a convenient means of usefully clearing this voluminous sugar refinery waste product: indeed, one ton of refined sugar results in two tons of bagasse. Sugarcane is not only a readily renewable resource, but the sugarcane fiber can be turned into products normally made from plastic or paper and avoids the pollution from normal burning of sugarcane pulp after juice extraction.

Sources for EATware’s raw materials should not pose any problem into the future.  Nationally, sugarcane production is expected to increase slightly over the next decade. The USDA projects a slight decline in harvested sugarcane acres to 842,000 in 2015, but with an increase in yields to 35.1 tons/acre by 2015 (USDA-OCE). The Food and Policy Research Institute projects a slight increase in harvested sugarcane acres to 872,000 in 2015 and an increase in yields to 35.8 tons/ac by 2015 (FAPRI, 2006).

Legal Proceedings

From time to time, we may become involved in various lawsuits and legal proceedings, which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not aware of any such legal proceedings or claims that we believe will have, individually or in the aggregate, a material adverse affect on our business, financial condition or operating results.

Item 5.01 Changes in Control of Registrant.

Executive Officers and Directors

The following table sets forth the names, ages and positions of our current directors and executive officers as well as our officer and director nominees following the acquisition of PackItGreen, Inc.:

Name	Age	Offices Held

Stan Harper	69	President, Chairman of the board
Richard Jackson	64	Secretary, Treasurer, and Director

Resigned Directors

John P. Greeley

Mr. Greeley was JPG’s president and director since inception. Since 1990 he has been an independent consultant emphasizing merger and acquisition strategies and analysis and financial and organizational executive management responsibilities. Prior to that, Mr. Greeley spent 20 years in various executive positions with commercial banks including serving in various officer positions with Bank of New England from 1972 to 1991. Mr. Greeley was a director of Snow & Sail Sports, Inc. in 2005 through August 2006.  He is a graduate of Georgetown University

Matthew P. Greeley

Mr. Greeley became a director in September 2006. He is a regional sales manager for W.B. Mason Company and is the son of John P. Greeley. Matthew P. Greeley is a graduate of Saint Anselm College with a major in Financial Economics.

Newly Appointed Directors and Executive Officers

Stan Harper, Chairman of the Board of Directors, Chief Executive Officer

Mr. Harper has served as President of PackItGreen Holdings, Inc. since August 2007. Mr. Harper is also currently President & CEO of Park Staffing Services, having founded its predecessor firm, tempSERV in 1979.  He is also President of Computer Contact Services, a marketing, public relations and advertising firm with an emphasis on political and non-profit fund raising and camGFAMgning: direct mail design, distribution and banking; computer analysis; management and camGFAMgn reporting compliance.

In 1983, Mr. Harper was Director of Communications of the Summit of Industrialized Nations, hosted by President Ronald Reagan.  He was responsible for development, coordination and direction of the Communications Division of this White House-sponsored International Economic Summit Conference in Williamsburg, Virginia.  He planned and coordinated the installation and operation of communication and information systems in multiple languages.  Mr. Harper was also the liaison to members of the Foreign Delegations assisting in the establishment of the total communications facilities.

Mr. Harper was previously the Special Assistant to Governor Ronald Reagan.

Richard Jackson, Director & Chief Financial Officer

Richard Jackson has served as Secretary and Treasurer of PackItGreen Holdings, Inc. since August 2007. Mr. Jackson has thirty-eight years of experience in public accounting, including extensive experience in representing clients in tax matter negotiations with the Internal Revenue Service and State Tax Commission.  Since November 2004, Mr. Jackson has been a partner of Jackson Coles, PLLC.  From January 2002 until November 2004, Mr. Jackson was a partner of Stanton, Jackson & Company.  From January 1996 until December 2001, Mr. Jackson was a partner of Presnell Gage.  Since 1976, he has taught accounting and other courses for the American Institute of Banking and Idaho Bankers Association.  In addition, he authored a course for the American Institute of Certified Public Accountants.  Mr. Jackson graduated from the University of Idaho, holding a Bachelor of Science Degree in Business with an accounting major and is currently a CPA.

Item 3.02 Unregistered Sales of Equity Securities.

See Item 2.01.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

See Item 2.01.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the acquisition of PackItGreen, the Company is changing its name to PackItGreen Holdings Corp.

Item 9.01 Financial Statements and Exhibits.

None.

(c) Exhibits

Exhibit Number	Description
10.1	Share Exchange Agreement dated February 19, 2008 by and among JPG, Inc., PackItGreen Holdings, Inc. and each of the shareholders of PackItGreen Holdings, Inc.

10.2	Return to Treasury Agreement dated February 19, 2008, by and among JPG, Inc. and the shareholders of JPG, Inc.

 SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACKITGREEN CORPORATION

Date: February 22, 2008	/s/ Stan Harper
Name: Stan Harper
Title: President